EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PDS Biotechnology Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-240011) on Form S-3 and in the registration statements (No. 333-261072, No. 333-234693, No. 333-231945, No. 333-231943, No. 333-229817, No. 333-223390, 333-2223389, No. 333-216431, No. 333-216430, No 333-210042, No.333-210041, and No. 333-207545) on Form S-8 of our report dated March 31, 2022, with respect to the consolidated financial statements of PDS Biotechnology Corporation.

/s/ KPMG LLP
Short Hills, New Jersey
March 31, 2022